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                                                                    EXHIBIT 99.1
[divine logo]                    NEWS RELEASE

               www.divine.com              NASDAQ : DVIN

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divine CONTACTS
INDIVIDUAL INVESTORS:          MEDIA INQUIRIES:                 INTERNATIONAL MEDIA:
Brenda Lee Johnson             Susan Burke / Anne Schmitt       Chris Blaik
Direct: 773.394.6873           Direct: 773.394.6746/6827        Direct: +44 0 20 7070 9520
brenda.johnson@divine.com      susan.burke@divine.com           chris.blaik@divine.com
                               anne.schmitt@divine.com
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FOR IMMEDIATE RELEASE

                DIVINE COMPLETES ACQUISITION OF DELANO TECHNOLOGY

    ACQUISITION ROUNDS OUT DIVINE'S FAMILY OF CUSTOMER INTERACTION MANAGEMENT
        SOLUTIONS WITH ONLINE CAMPAIGN MANAGEMENT AND CAMPAIGN ANALYTICS

CHICAGO AND TORONTO - AUGUST 1, 2002 - DIVINE, INC., (NASDAQ: DVIN), a leading provider of solutions for the extended enterprise, today announced that it has completed its acquisition of Toronto-based Delano Technology Corporation, a marketing solutions company. The acquisition was approved at a special meeting of Delano stockholders on July 25, 2002, and received Canadian court approval on July 30, 2002.

Pursuant to the merger agreement, each outstanding share of Delano will be converted into the right to receive 0.04748 shares of divine's Class A common stock. The exchange agent will send Delano shareholders of record written instructions for exchanging their stock certificates for certificates representing divine Class A common stock. The common stock of Delano Technology Corp. (TSE: DLN) ceased trading as of the close of business Wednesday, July 31, 2002, and will no longer be listed on the Toronto TSE.

The Delano Velocity suite of applications enables companies to design and execute one-to-one campaigns to drive personalized interactions with customers, partners and suppliers via multiple interaction technologies, including email, fax, telephony, the Web, and traditional mail channels. Delano's strength in providing solutions that help companies proactively communicate with customers perfectly complements divine's existing solutions for managing interactions. In addition to interaction management, divine provides solutions to manage, deliver and share rich content and knowledge across the extended enterprise. With the addition of Delano, divine is the leading provider of solutions that drive complete and knowledgeable conversations in support of existing business processes and systems.

"Each time a company touches a customer - whether for proactive interactions or in response to ongoing service requests - it can improve customer satisfaction and loyalty or push a customer to a competitor. With so much at stake, today's extended enterprises must view each interaction as part of a holistic conversation with the

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customer and execute it with excellence," said divine Executive Vice President
George Landgrebe. "divine supports all phases of that conversation, providing solutions that enable companies to create a more loyal, profitable customer base."


ABOUT DIVINE, INC.

divine, inc., (Nasdaq: DVIN) is focused on extended enterprise solutions. Through professional services, software services and managed services, divine extends business systems beyond the edge of the enterprise throughout the entire value chain, including suppliers, partners and customers. divine offers single-point accountability for end-to-end solutions that enhance profitability through increased revenue, productivity and customer loyalty. The company provides expertise in collaboration, interaction and knowledge solutions that enlighten, empower and extend enterprise systems.

Founded in 1999, divine focuses on Global 5000 and high-growth middle market firms, government agencies and educational institutions and currently serves over 20,000 customers. For more information, visit the company's Web site at www.divine.com.


SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

The statements contained in this news release that are forward-looking are based on current expectations that are subject to a number of uncertainties and risks, and actual results may differ materially. The uncertainties and risks include, but are not limited to: divine's ability to execute its integrated Web-based technology, professional services, and managed applications strategy; divine's ability to successfully implement its acquisition strategy, including its ability to integrate the operations, personnel, products, and technologies of, and address the risks associated with, acquired companies; divine's ability to develop enterprise Web software and services; the uncertainty of customer demand for enterprise Web software and services; divine's ability to expand its customer base and achieve and maintain profitability; divine's ability to retain key personnel; divine's ability to predict revenues from project-based engagements; divine's ability to keep pace with technological developments and industry requirements; divine's ability to efficiently manage its growing operations; changes in the market for Internet services and the economy in general, including as a result of any additional terrorist attacks or responses to terrorist attacks; increasing competition from other providers of software solutions and professional services; the extent to which customers want to purchase software applications under hosted subscription based models; divine's ability to address the risks associated with international operations; divine's ability to become cash flow positive before it depletes its cash reserves or becomes insolvent; divine's ability to maintain its Nasdaq listing; and other unanticipated events and conditions. For further information about these and other risks, uncertainties, and contingencies, please review the disclosure under the caption "Risk Factors" in divine's most recently filed Form 10-K, and under the caption "Special Note on Forward-Looking Statements" in divine's most recent Forms 10-K and 10-Q filed with the SEC. You should not place undue reliance on these forward-looking statements, which reflect management's analysis, judgment, belief, or expectation only as of the date hereof. Except as required by federal securities laws, divine undertakes no obligation to publicly revise these forward-looking statements or risks, uncertainties, or contingencies to reflect events or circumstances that arise after the date hereof.

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(c)2002 divine, inc. divine is a trademark of divine, inc. All other trademarks, trade names and service marks referenced herein are the properties of their respective companies.